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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in Appendix A to the Prospectus included in this registration statement of our report on the consolidated financial statements of Enron Oil & Gas Company and subsidiaries dated March 5, 1999, included in Enron Oil & Gas Company's Form 10-K, as amended by Amendment No. 1 on Form 10-K/A for the year ended December 31, 1998, and to all references to our Firm included in Appendix A to the Prospectus included in this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Houston, Texas

July 29, 1999